UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VOLATO GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2024
Dear Stockholder:

At Volato, we aspire to elevate the private aviation experience. We pride ourselves on delivering the best customer experience, innovative solutions, the utmost transparency, and most of all, safety without compromise, and we appreciate your support and confidence as we take this journey together.

You are cordially invited to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Volato Group, Inc. (“we,” the “Company” or “Volato Group”). The virtual-only meeting will be held on Thursday, June 20, 2024 at 8:00 a.m., Eastern Time via live webcast, providing stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the Annual Meeting to stockholders via the internet. You can access our proxy materials, register for the Annual Meeting (registration opens 15 minutes before the meeting start time) and vote online at www.proxyvote.com. Our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2023 (our "2023 Annual Report") are also available on our website at https://ir.flyvolato.com/ under the “Investor Relations” section. Instructions for accessing our proxy materials and voting are described below and in the accompanying Notice of Annual Meeting. The agenda for the Annual Meeting includes the election of two Class I directors for a three-year term, the approval of the Employee Stock Purchase Plan and the ratification of the appointment of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. To attend the Annual Meeting or vote your shares, you will need the control number, which can be found on the Notice of Internet Availability, on your proxy card, or in the instructions accompanying your proxy materials. More details can be found in the accompanying Notice of Annual Meeting and proxy statement.

Your vote is very important. Whether or not you plan to join the virtual Annual Meeting, it is important that your shares be represented. To ensure that your vote is counted, please carefully review the enclosed proxy statement and cast your vote as soon as possible, even if you plan to attend the Annual Meeting. If you are a stockholder of record, you may vote over the internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares. Please cast your vote by one of the available means at your earliest convenience to ensure that your vote will be received in time and counted at the Annual Meeting. Only Volato stockholders of record as the close of business on April 17, 2024 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

At Volato, we seek to provide modern ways to enjoy luxury private jets through efficient and sustainable solutions, and your investment and continuing interest in our efforts are very much appreciated. We hope that you will join us virtually on June 20, 2024.

Sincerely

/s/ Matthew Liotta
Matthew Liotta
Chair and Chief Executive Officer

VOLATO GROUP, INC.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time	8:00 a.m., Eastern Time

Date	Thursday, June 20, 2024

Place
The 2024 Annual Meeting of Stockholders of Volato Group, Inc. (the "Annual Meeting") will be conducted virtually via live webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/SOAR2024, where you will be able to submit questions and vote online during the meeting.

Purpose
(1) To elect each of Nicholas Cooper and Matthew Liotta to serve as a Class I director, until the Company’s 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal;
(2) To approve the Employee Stock Purchase Plan (the “ESPP”);
(3) To ratify the selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
(4) To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The board of directors has fixed the close of business on April 17, 2024 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission
All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. In order to attend the Annual Meeting, you must register in advance at www.proxyvote.com and provide the control number located on the Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email.

Voting by Proxy
If you are a stockholder of record, you may vote via the internet, by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

The Notice of Internet Availability (the “Notice”) is being mailed on or about May 6, 2024 to all shareholders entitled to vote at the Annual Meeting. The Notice contains instructions on how to cast your vote via the internet and how to request a paper copy of our proxy materials and our 2023 Annual Report. This proxy statement and our 2023 Annual Report are also available on our website at https://ir.flyvolato.com/ under the “Investor Relations” section and on the SEC’s website at www.sec.gov.

By order of the Board of Directors,

/s/ Matthew Liotta
Matthew Liotta
Chair and Chief Executive Officer

Chamblee, Georgia
April 29, 2024

Important Notice Regarding the Internet Availability of Proxy Materials for the Company’s 2024 Annual Meeting of Stockholders to Be Held on June 20, 2024: The Notice of 2024 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are each available at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Volato Group, Inc., 1954 Airport Road, Suite 124, Chamblee, Georgia 30341, Attention: Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are also available on the SEC’s website at www.sec.gov.

i

VOLATO GROUP, INC.
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2024
AT 8:00 AM EASTERN TIME

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, on or about May 6, 2024, we will begin mailing to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our 2023 Annual Report. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. Our 2023 Annual Report is available at www.proxyvote.com.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around May 6, 2024. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by email, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and 2023 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Who is soliciting my vote?

The board of directors of Volato Group, Inc. is soliciting your vote for the 2024 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

The board of directors has fixed the record date for the Annual Meeting as of the close of business on April 17, 2024.

How many votes can be cast by all stockholders?

A total of 29,258,087 shares of common stock of the Company were outstanding on April 17, 2024 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•
By Internet. If you received the Notice of Internet Availability or a printed copy of the proxy materials, follow the instructions in the Notice of Internet Availability or on the proxy card. Votes submitted by internet must be received by 11:59 p.m. Eastern Time on June 19, 2024.

•
By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 19, 2024.

•
By Mail. If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the director nominees to the Company’s board of directors named herein and FOR the ratification of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by June 19, 2024.

•
In Person at the Annual Meeting. You may also vote in person by attending the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/SOAR2024. To attend the virtual Annual Meeting and vote your shares, you must register in advance at www.proxyvote.com and provide the control number located on your Notice of Internet Availability or proxy card.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting?
We will be hosting our Annual Meeting online via live webcast at www.virtualshareholdermeeting.com/SOAR2024. Any stockholder can attend the Annual Meeting by registering at www.proxyvote.com. In order to attend the Annual Meeting, you must register in advance at www.proxyvote.com and provide the control number located on your Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email. The Annual Meeting will start at 8:00 a.m. Eastern Time on June 20, 2024.

Why are you holding a virtual Annual Meeting?

We are utilizing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location. We believe that the virtual-only meeting format will give stockholders the opportunity to participate fully and equally, and without cost, and to exercise the same rights as if they had attended an in-person meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so that they can ask questions of our board of directors or management.

What are the Board of Directors’ recommendations on how to vote my shares?

The board of directors recommends a vote:

   Proposal 1: FOR the election of two Class I director nominees

   Proposal 2: FOR the approval of the ESPP

   Proposal 3: FOR the ratification of the selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the board of directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or email by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the Annual Meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Annual Meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxyvote.com. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “routine” items, but will not be allowed to vote your shares with respect to “non-routine” items. A “broker non-vote” refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, votes withheld, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proposal 1—Election of two Class I director nominees

Proposal 1 is considered to be a “non-routine” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” To be elected, the directors nominated in Proposal 1 must receive a plurality of the votes cast and entitled to vote on the election of directors, meaning that the two director nominees receiving the most votes will be elected as directors. Shares voting WITHHELD and broker non-votes will have no effect on the election of directors.

Proposal 2—Approval of the ESPP

Proposal 2 is considered to be a “non-routine” item.  If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.”  To approve the ESPP, holders of a majority of the votes cast on the matter must vote FOR the proposal. Only FOR and AGAINST votes will affect the outcome. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on Proposal 2.

Proposal 3—Ratification of selection of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm

Proposal 3 is considered to be a “routine” item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you. To ratify Rose, Snyder & Jacobs LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, holders of a majority of the votes cast on the matter must vote FOR the proposal. Only FOR and AGAINST votes will affect the outcome. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on Proposal 3.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Company’s Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, by virtual attendance or by proxy, of holders of at least a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Voted withheld, abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Proposals to include in our proxy statement

Stockholders may present proper proposals to be included in our proxy statement and considered at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders (the “2025 Annual Meeting”), our Secretary must receive the written proposal at our principal executive offices no later than December 31, 2024, unless the date of the 2025 Annual Meeting is held more than 30 days before or after June 20, 2025, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2025 Annual Meeting. In addition, stockholder proposals must comply with the applicable requirements of Rule 14a-8 under the Exchange Act.

Proposals that will not be included in our proxy statement

Our Second Amended and Restated Bylaws (our “Bylaws”) contain an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. These matters may only be brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice, containing the information specified in our Bylaws, to our Secretary. To be timely for the 2025 Annual Meeting, our Secretary must receive the written notice at our principal executive offices no earlier than February 21, 2025, and no later than March 22, 2025. However, if we hold the 2025 Annual Meeting more than 30 days before or more than 60 days after June 20, 2025, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of (a) the 90th day before the 2025 Annual Meeting and (b) the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.

Director nominations

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice no later than April 21, 2025. Such notice must comply with the additional requirements of Rule 14a-19(b).

Who should I call if I have any additional questions?

If you hold your shares directly, please call the Secretary of the Company at 844-399-8998. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors (the “Board”) is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Nicholas Cooper and Matthew Liotta are the directors whose terms will expire at this Annual Meeting and, based on the recommendation of our Nominating and Corporate Governance Committee, each of Directors Cooper and Liotta has been nominated for and has agreed to stand for re-election to the board of directors to serve as a Class I director of the Company until the 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the board of directors will be voted for the election of the director nominees listed below. We have no reason to believe that the director nominees will be unavailable for election at the Annual Meeting. In the event that a director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to our Second Amended and Restated Certificate of Incorporation, the board of directors has fixed the number of directors at five as of the date of the Annual Meeting. Vacancies on the board of directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Information relating to the director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

Voting Requirement to Approve Proposal

For Proposal 1, the two nominees receiving the plurality of votes properly cast will be elected as directors. Votes withheld and broker non-votes will have no impact on the outcome of this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

"FOR"

EACH DIRECTOR NOMINEE FOR CLASS I DIRECTOR:

NICHOLAS COOPER AND MATTHEW LIOTTA

AS CLASS I DIRECTORS, EACH TO SERVE FOR A THREE-YEAR TERM ENDING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2027

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTORS

The biographical description of each director below includes the specific experience, qualifications, attributes and skills that the board of directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Nominees for Election as Class I Directors

The following table sets forth information concerning our nominees for Class I directors as of April 29, 2024.

Name	Age	Position(s)	Director Since
Matthew Liotta	45	Chair, Chief Executive Officer and Class I Director	December 2023
Nicholas Cooper	38	Chief Commercial Officer and Class I Director	December 2023

Matthew Liotta. Mr. Liotta co-founded Volato, Inc. (“Volato”) and served as a director and Chief Executive Officer of Volato since its inception as well as serving as our Chief Executive Officer and as director since December 1, 2023 and as our Chair since March 28, 2024. Prior to co-founding Volato, in 2016, Mr. Liotta founded Agrify (NASDAQ: AGFY), an agricultural technology company where he served as President until 2019 and Chief Technology Officer from to 2019 to 2020. Prior to that, Mr. Liotta worked for several Silicon Valley venture capital- backed portfolio companies, including gMoney Corporation, Yipes, TeamToolz, and DevX. Mr. Liotta has also held positions at Hudson Global, Pharmasset, and One Ring Networks. In 2019, Mr. Liotta also co-founded CEADS, a non-profit organization for the advancement of Controlled Environment Agriculture and served as its President until 2022. He currently serves as a Director for Fintainium, a cloud-based financial technology company that provides secure remote and mobile access for financial services. The Board believes Mr. Liotta is qualified to serve on the Board because of his significant operational and senior management experience.

Nicholas Cooper, CFA. Mr. Cooper co-founded Volato and served as a director and in various executive officer roles at Volato since its inception as well as serving as our Chief Commercial Officer since December 1, 2023. Prior to co-founding Volato, in 2016, Mr. Cooper founded TriGrow Systems, a venture capital-backed technology services company where he served as Chief Executive Officer until the company was acquired by Agrify (NASDAQ: AGFY) in 2020. Prior to that, in 2015, Mr. Cooper founded Apptuto, a 500 Startups accelerator portfolio company focused on mobile-first consumer edtech, where he served as Chief Executive Officer until 2017. Before starting his entrepreneurial career, Mr. Cooper worked in the investment banking sector serving as Investment Manager at Al Nahdha Investment and Abu Dhabi Capital Group, a prominent family office in Abu Dhabi, UAE, where he was responsible for managing the Private Equity and Venture Capital portfolios from 2010 to 2015. From 2003 to 2009, Mr. Cooper was a Senior Associate at Macquarie Bank, operating out of the London and Sydney offices. Mr. Cooper holds a Bachelor of Commerce Degree from the University of Sydney Australia, where he was a resident of St. Johns College and Ellwood Scholarship recipient. Mr. Cooper is a CFA® charterholder, CFA Institute, and is a former Chartered Accountant and lapsed member of the Institute of Chartered Accountants England and Wales. The Board believes Mr. Cooper is qualified to serve on the Board because of his significant investor relations and executive officer experience.

Directors Continuing in Office

The following table sets forth information concerning our continuing directors as of April 29, 2024.

Name	Age	Position(s)	Director Since
Christopher Burger	48	Class III Director	2024
Fred Colen	71	Class II Director	2024
Michael Nichols	53	Class III Director	2023

Fred Colen. Mr. Colen has served as a Director of Volato Group since April 23, 2024, and has served as Chairman of the Board of Xeltis AG, an international medical device company, since 2023. Since 2017, Mr. Colen has served on the Board of Directors of Onward Medical (Euronext: ONWD). From January 2018 to April 2023, he served as the President and Chief Executive Officer of Neovasc Inc. (NASDAQ: NVCN). Prior to joining Neovasc Inc., Mr. Colen served as the President and Chief Executive Officer at BeneChill, Inc., a medical device company in San Diego, California, from 2011 to 2016. Before joining BeneChill, Inc., Mr. Colen served in various capacities at Boston Scientific (NYSE: BSX) from 1999 to 2010. Mr. Colen holds a Master of Electrical Engineering with a specialization in Biomedical Engineering from the University of Aachen in Germany. Mr. Colen is qualified to serve on the Board because of his significant public company board and managerial experience.

Christopher Burger. Mr. Burger has served as a Director of Volato Group since April 23, 2024, and served as a Senior Advisor from 2022 to 2024.  Since 2020, Mr. Burger has served as Founder & Managing Director of Transform, a business consulting firm. From July 2018 to April 2020, he served as the Vice President of Global Technology and Global Chief Information Officer Chief of Staff at IHG Hotels & Resorts (NYSE: IHG), and as a strategic advisor to the company’s Chief Information Officer. Prior to joining IHG Hotels & Resorts, Mr. Burger served as the Group Head of Technology & Innovation and Group Chief Information Technology Officer Chief of Staff at Etihad Aviation Group in Abu Dhabi, United Arab Emirates from 2015 to 2018. Prior to joining Etihad Aviation Group, Mr. Burger built a career serving in a number of operations and consulting roles in the aviation and technology services industries. Mr. Burger holds a Bachelor of Business Administration with a distinction in Marketing from Emory University’s Goizueta Business School. Mr. Burger is qualified to serve on the Board because of his organizational experience and expertise in technology, innovation, and business consulting across aviation and hospitality industries.

Michael Nichols. Mr. Nichols has served as a Director of Volato since August 19, 2021 and as the Chief Executive Officer of the Piper M-Class Owners & Pilots Association (PMOPA) since September 2022. In September 2021, Mr. Nichols founded Flieger Strategies, LLC, an aviation and business strategy consultancy, where he continues to serve as President. Previously, Mr. Nichols was a senior executive with the National Business Aviation Association (NBAA), where he served in several executive roles over the course of an 18-year tenure from 2003 to 2021, most recently as its Senior Vice President of Strategy & Innovation. He continues to serve as a director on the NBAA’s Certified Aviation Manager Governing Board. In addition to a Bachelor of Science in Business Administration from Kutztown University of Pennsylvania, Mr. Nichols has earned Certified Aviation Manager (CAM), Certified Association Executive (CAE) and Institute for Organizational Management (IOM) credentials. Mr. Nichols is qualified to serve on the Board because of his extensive experience as an aviation association executive.

CORPORATE GOVERNANCE

On December 1, 2023, Volato, Inc., a Georgia corporation (“Volato”), PROOF Acquisition Corp I, a Delaware corporation (“PACI”) and PACI Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PACI (“Merger Sub”), consummated a business combination transaction pursuant to a Business Combination Agreement, dated August 1, 2023 (the “Business Combination Agreement”). Pursuant to the terms of the Business Combination Agreement, a business combination between PACI and Volato was effected through the merger of Merger Sub with and into Volato, with Volato surviving the merger as a wholly-owned subsidiary of PACI (the “Business Combination”). In connection with the consummation of the Business Combination (the “Closing”), PACI changed its name to “Volato Group, Inc.”

Board Composition

The board of directors has fixed the size of the board at five as of the date of this Annual Meeting and the terms of office of the directors are divided into three classes:
•	Class I, whose term will expire at the Annual Meeting;
•	Class II, whose term will expire at the annual meeting of stockholders to be held in 2025; and
•	Class III, whose term will expire at the annual meeting of stockholders to be held in 2026.

Currently, Class I consists of Directors Cooper and Liotta, Class II consists of Director Colen, and Class III consists of Directors Burger and Nichols. At each annual meeting of stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third annual meeting following election and until their successors are duly elected and qualified. A resolution of the board of directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in control or management of our company.

Director Independence

The NYSE American listing rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of us or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. Our board of directors has determined that each of Mr. Burger, Mr. Colen and Mr. Nichols qualifies as independent as defined under the applicable NYSE American and Securities and Exchange Commission (the “SEC”) rules.

Board Meetings and Attendance

Following the Business Combination and through the end of our fiscal year ended December 31, 2023, our board of directors held four meetings. Each of the incumbent directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which he or she served during the fiscal year ended December 31, 2023 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee).

Director Attendance at Annual Meeting of Stockholders

Directors are expected to attend all meetings, including the annual meeting of stockholders; last year, the Company did not hold an annual meeting of stockholders.

Committees of the Board of Directors

Our board of directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter. In addition, each committee reviews and assesses the adequacy of its charter and submits its charter to the board of directors for approval. Copies of each committee’s charter are posted on our website at https://ir.flyvolato.com/corporate-governance/board-committees under the “Investor Relations” section. The information contained on or that can be accessed through our website is not incorporated by reference into this proxy statement, and you should not consider such information to be part of this proxy statement.

Audit Committee

The Audit Committee of our Board is composed of Directors Burger and Colen, each of whom is an independent director under the NYSE American listing standards and applicable SEC rules. Director Colen serves as the chairman of the Audit Committee. Each member of the Audit Committee is financially literate, and our Board has determined that Director Colen qualifies as an “audit committee financial expert” as defined in applicable SEC rules. None of the Audit Committee members serves on the audit committee of more than three public companies.

The Audit Committee will, among other things:
•	appoint and oversee the independent registered public accounting firm which audits our financial statements;
•	approves audit and non-audit services performed by independent registered public accounting firms;
•	evaluate the independence and qualifications of the independent registered public accounting firm;
•	review of our internal controls and the integrity of our financial statements;
•	review the presentation of our financial information, including earnings press releases and guidance;
•	set hiring policies regarding the hiring of employees or former employees of the independent registered public accounting firm;
•	review, approve and monitor related party transactions;
•	adopt and oversee procedures to address complaints received by us regarding accounting, internal accounting controls or auditing matters;
•	review and discuss with senior management and the independent registered public accounting firm matters related to our compliance with laws and regulations; and

•	review and discuss with senior management and the independent registered public accounting firm guidelines and policies that identify, monitor and address enterprise risks.

Compensation Committee

The Compensation Committee of our Board is composed Directors Burger and Nichols, each of whom is an independent director, and Director Nichols serves as the chairman of the Compensation Committee. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:
•	oversee our overall compensation philosophy and compensation policies, plans and benefit programs;
•	review and recommend for approval to the Board compensation for our executive officers and directors;
•	prepare the Compensation Committee report that the SEC requires to be included in our annual proxy statement, if any; and
•	administer the Company’s incentive compensation plans, equity compensation plans and such other plans as designated from time to time by the Board.

The Compensation Committee charter also provides that the Compensation Committee may, in its discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel, or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE American and the SEC.

Compensation Committee Interlocks and Insider Participation

No person who has served as a member of the Compensation Committee during the last completed fiscal year (i) was, during that fiscal year, an officer or employee of Volato Group, (ii) was formerly an officer of Volato Group or (iii) had any relationship requiring disclosure by Volato Group under any paragraph of Item 404 of Regulation S-K.

No executive officer of Volato Group served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of Volato Group.

No executive officer of Volato Group served as a director of another entity, one of whose executive officers served on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of Volato Group.

No executive officer of Volato Group served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Volato Group.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board is composed of Directors Burger and Nichols, each of whom is an independent director, and Director Burger serves as the chairperson of the corporate governance and nominating committee.

The primary functions of the Nominating and Corporate Governance Committee include:
•	reviewing the qualifications of, and recommending to the Board, proposed nominees for election to the Board and its committees, consistent with criteria approved by the Board;
•	developing, evaluating and recommending to the Board corporate governance practices applicable to the Company; and
•	facilitating the annual performance review of the Board and its committees.

Criteria for Selecting Director Nominees

The criteria for selecting nominees, which are specified in the committee charter, provide that persons to be nominated:
•	character, professional ethics and integrity;
•	judgment, business acumen, proven achievement and competence in one’s field;
•	the ability to exercise sound business judgment;
•	tenure on the Board and skills that are complementary to the Board;
•	an understanding of the Company’s business;
•	an understanding of the responsibilities required of a Board member;
•	other time commitments, diversity with respect to professional background; and
•	the current composition, organization and governance of the Board and its committees.

Communication with the Board of Directors

Any interested party with concerns about the Company may report such concerns to the board of directors or the Chairperson of our board of directors or nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Volato Group, Inc.
1954 Airport Road, Suite 124
Chamblee, Georgia 30341
United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder or other interested party.

A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-employee directors or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by the Board, which include guidelines for determining director independence, are published on the Volato Group’s website at http://ir.flyvolato.com, in the “Governance-Governance Documents” section, and are available in print to any stockholder upon request. That section of the website makes available the Volato Group’s corporate governance materials, including Board committee charters. Those materials are also available in print to any stockholder upon request.

Code of Ethics

All directors, officers and employees of the Volato Group are expected to act ethically at all times and in accordance with the policies comprising our Code of Ethics and Business Conduct (the “Code”) which is available on our website at http://ir.flyvolato.com, in the “Governance-Governance Documents” section, and is available in print to any stockholder upon request. Any waiver or any implicit waiver from a provision of the Code applicable to our chief executive officer, chief financial officer, chief accounting officer, or any amendment to the Code must be approved by the Board. We will disclose on our website amendments to, and, if any are granted, any such waiver of, the Code. Our Audit Committee is responsible for applying the Code to specific situations in which questions are presented to it and has the authority to interpret the Code in any particular situation. If, after investigating any potential breach of the Code reported to it, the Audit Committee determines (by majority decision) that a breach has occurred, it will inform the Board of Directors. Upon being notified that a breach has occurred, the Board (by majority decision) will take or authorize such disciplinary or preventive action as it deems appropriate, after consultation with the Audit Committee and/or the Volato Group’s General Counsel, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.

Clawback Policy

During 2023, we adopted the Volato Group, Inc. Clawback Policy that is intended to comply with new rules promulgated by the NYSE American and the SEC (the “Clawback Policy”). The Clawback Policy generally applies to current and former executive officers, and it provides for the recovery of certain incentive-based compensation received during a three-year recovery period if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The incentive-based compensation recoverable under the Clawback Policy generally includes the amount of incentive-based compensation received (on or after October 2, 2023) that exceeds the amount that would have been received had it been determined based on the restated amounts (without regard to any taxes paid). The Clawback Policy does not condition clawback on the fault of the executive officer, but the required clawback under the Clawback Policy is subject to certain limited exceptions in accordance with the SEC and NYSE American rules.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for the year ended December 31, 2023 were complied with by each person who at any time during the period was a director or an executive officer or held more than 10% of our common stock, except for the following: due to a delay in receiving EDGAR codes, each of Steve Drucker, Mark Heinen, Michael Prachar and former director Dana Born did not initially file their Form 3s which were due to be reported by December 11, 2023; the required Form 3s were filed on April 19, 2024, December 19, 2023, December 29, 2023 and December 29, 2023, respectively.

Involvement in Certain Legal Proceedings

During the past ten years, we are not aware of any events that have occurred that are material to an evaluation of the ability or integrity of any executive officer, key employee or director of the Company, other than as follows:

Mr. Liotta was the Chief Executive Officer and a member of the board of directors of PodPonics, Inc. in May 2016 when that company made a voluntary filing for bankruptcy under Chapter 7.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 29, 2024:

Name	Age	Position	Officer Since
Matthew Liotta (1)	45	Chief Executive Officer and Director	2021
Nicholas Cooper (1)	38	Chief Commercial Officer and Director	2021
Michael Prachar	54	Chief Operating Officer	2022
Keith Rabin	52	President	2023
Steven Drucker	53	Chief Technology Officer	2022
Mark Heinen	54	Chief Financial Officer	2023

(1)	Matthew Liotta and Nicholas Cooper are also directors of the Company and their biographical information appears on page 7.

Biographies of Non-Director Executive Officers

  Michael Prachar. Mr. Prachar has served as Volato’s Chief Operating Officer since February 1, 2022. Prior to joining Volato, Mr. Prachar served as Chief Operating Officer of Big Green IT, an information technology and Microsoft cloud consulting business from 2015 to 2022. Prior to joining Big Green IT, Mr. Prachar had over 20 years of experience in the  operations career, serving in a number of operations executive roles in the telecommunications and technology services industries, including Chief Operating Officer of LinkSource Technologies® from 2010 to 2015, President and Chief Operating Officer of Rapid Link, Inc. from 2006 to 2010, Vice President and Chief Operating Officer of Telenational Communications from 2001 to 2006 and Director of Operations for Intercontinental Exchange from 1995 to 1998. Mr. Prachar holds an Engineering Degree from the College for Recording Arts in San Francisco.

  Keith Rabin, M.B.A. Mr. Rabin has served as Volato’s President since May 1, 2023 and previously served as the Company’s Chief Financial Officer. Prior to joining Volato, Mr. Rabin co-founded JetSuite in 2008 and JetSuiteX (now JSX) in 2015, an innovative light jet Part 135 operator and per-seat public charter operator respectively, where he served as President and Chief Financial Officer for ten years. Prior to co-founding JetSuite/JSX, Mr. Rabin was a Partner at New York based hedge fund Verity Capital, where he was responsible for portfolio management and the development of Verity’s value-based sector shorting strategy. Previously, Mr. Rabin worked as a management consultant for The Boston Consulting Group from 2003 to 2007 and Deloitte Consulting from 1997 to 2000, with a focus on corporate strategy in diverse industries including transportation, financial services, and industrial and consumer goods. Mr. Rabin holds a Bachelor of Science in Industrial Engineering from the Georgia Institute of Technology, where the Office of the President named him a Fleet Scholar. He graduated Beta Gamma Sigma with a Master of Business Administration focused on Finance and Strategy from Columbia Business School.

  Steven Drucker. Mr. Drucker has served as Volato’s Chief Technology Officer since September 5, 2022. Prior to joining Volato, Mr. Drucker held several software executive roles for TriGrow Systems and, following an acquisition, Agrify (NASDAQ: AGFY), starting in July 2018 and rising to the position of Chief Information Officer in early 2022. Prior to that, Mr. Drucker founded Fig Leaf Software in 1995 and served as its President until 2018, from web development consulting and training for Fortune 100 companies. Steve has a Bachelor of Science in Computer Science from the University of Maryland, College Park.

  Mark Heinen. Mr. Heinen has served as Volato’s Chief Financial Officer since November 28, 2023. Bringing over 30 years of finance and accounting experience, Mr. Heinen previously served as Chief Financial Officer of Better Therapeutics, Inc (NASDAQ: BTTX). Prior to that, from 2017 until 2020, he served as the SVP, Global Corporate Controller and interim Chief Financial Officer at Trintech, Inc. He has served in leadership positions in both publicly traded and private technology companies. Mr. Heinen's also previously worked in public accounting at PricewaterhouseCoopers. He holds a B.B.A. in accounting and an M.B.A from the University of Oklahoma and is a certified public accountant.

EXECUTIVE COMPENSATION

Executive Compensation Overview

Volato’s executive compensation philosophy is rooted in our Company values, which emphasize transparency. Therefore, we seek to establish a compensation structure that is easily understood and applied. Our compensation structure rewards performance for demonstrating Volato’s values, achieving challenging objectives that propel the Company forward, and driving shareholder value, while ensuring the sustainability and long-term viability and value of the Company. Our compensation program is designed to both reward performance and attract and retain top talent that will deliver results for shareholders.

Our Board and/or Compensation Committee will review and adjust our compensation program at regular intervals consistent with the market, business achievements, pay equity, experience and individual negotiations. Volato engaged an independent compensation consultant to help advise on the executive compensation program. Base pay adjustments reflect job duties, responsibilities and macroeconomic drivers. Short-term and long-term incentive compensation (i.e., bonus and equity awards) are designed to reward the attainment of performance objectives and enhance shareholder value.

Our Compensation Committee is primarily responsible for the compensation programs for our executive officers. Our Compensation Committee is also authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. For additional information, see “Corporate Governance – Committees of the Board of Directors – Compensation Committee”

Under the Company’s Corporate Governance Guidelines, our non-employee directors and committee chairs receive reasonable compensation for their services to be determined by the Board upon recommendation of the Compensation Committee. Other than the pre-approved retainers for non-employee directors and committee chairs, the Company does not normally provide additional compensation, such as compensation for consulting services, to a non-employee director. The amount of compensation for non-employee directors and committee chairs is generally intended to be consistent with market practices of comparable companies. Directors who are employees receive no additional pay for serving as directors. For additional information, see “Corporate Governance – Corporate Governance Guidelines,” and “Director Compensation” below.

Summary Compensation Table

Consistent with the scaled disclosure available under SEC rules to emerging growth companies, the following table sets forth information about the compensation paid to Volato’s principal executive officer, and its two other most highly compensated executive officers, for services rendered for the years ended December 31, 2023 and 2022, respectively. These executives are referred to as the “named executive officers.”

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Other(2)	Total ($)
Matthew Liotta Chair and Chief Executive Officer	2023	215,208	-	-	5,041	220,249
	2022	148,333(3)	-	7,381	4,098	159,812
Keith Rabin President(4)	2023	252,604	-	104,448	13,720	370,772
	2022	154,688(5)	-	12,192	6,272	173,152
Nicholas Cooper Chief Commercial Officer(6)	2023	207,847	-	-	10,392	218,239
	2022	153,333	-	-	4,292	157,625

(1)
Represents the aggregate grant date fair value of option awards granted under the Volato 2021 Equity Incentive Stock Plan, calculated in accordance with Financial Accounting Standards Board ASC Topic 718-Stock Compensation and using the assumptions contained in Note 17 to the financial statements included in the Company’s Form 10-K, filed with the SEC on March 26, 2024.

(2)	Represents amounts received through the Company’s 401(k) matching policy and life insurance premiums.
(3)	Mr. Liotta’s annualized salary increased from $120,000 to $160,000 on April 16, 2022, and increased to $310,000 on August 18, 2023.
(4)	Mr. Rabin was promoted to President of Volato as of May 1, 2023 and previously served as Chief Financial Officer until November 28, 2023.
(5)	Mr. Rabin commenced employment with Volato on April 25, 2022. His annualized salary amount was $225,000 at the time he commenced employment and increased to $300,000 on August 18, 2023.
(6)
Mr. Cooper’s annualized salary was $120,000 from January 11, 2022 (hire date) to April 15, 2022, $160,000 starting on April 16, 2022 and increased to $290,000 as of August 18, 2023.  Mr. Cooper did not serve as a named executive officer in 2022.

Employment Agreements and Offer Letters

Volato Group has entered into employment agreements with each of the named executive officers, in order to promote retention and service following the Closing, to incentivize the executives to continue to grow the Company and its market position, and to better reflect each executive’s value to Volato Group and its stakeholders. These agreements became effective on December 1, 2023.

Positions and Base Salary

Matthew Liotta. Mr. Liotta’s employment agreement provides for him to serve as Chief Executive Officer of Volato Group at an annual base salary of $310,000.

Keith Rabin. Mr. Rabin’s employment agreement provides for him to serve as President of Volato Group at an annual base salary of $300,000.

Nicholas Cooper. Mr. Cooper’s employment agreement provides for him to serve as Chief Commercial Officer of Volato Group at an annual base salary of $290,000.

Annual Incentive Bonuses

Pursuant to the employment agreements, for each calendar year of the term, each named executive officer will be eligible to receive an annual target bonus in an amount equal to one hundred percent (100%) of the executive’s base salary (each, an “annual bonus”), with an opportunity to receive a maximum bonus of 200% of the executive’s base salary, based on the achievement of such performance factors and such other terms and conditions as may be established by the Board and/or the Compensation Committee,  The employment agreements also provide that, depending on results, the executive’s actual bonus may be higher or lower than the target bonus amount. The decision to award any annual bonus and the amount and terms of any annual bonus will be in the sole discretion of the Board or the Compensation Committee.  Due to their respective employment agreements becoming effective on December 1, 2023, the named executive officers were not eligible to receive an annual bonus related to the calendar year ended December 31, 2023.

Long-Term Equity Incentives

The employment agreements provide that each executive would be granted an equity award (the “initial award”) for such number of shares of the common stock as may be determined by the Board and/or the Committee. The initial award includes a performance-based vesting condition, pursuant to which (i) thirty percent (30%) of the number of shares of common stock subject to the initial award shall vest and, if applicable, become exercisable upon the market price of the common stock (as determined based on trading on an applicable stock exchange) being equal to or exceeding $12.50 per share for thirty (30) consecutive trading days, and the remaining seventy percent (70%) of the number of shares of common stock subject to the initial award shall vest and, if applicable, become exercisable upon the market price of the common stock being equal to or exceeding $15.00 per share for thirty (30) consecutive trading days. As of the date hereof, the Board has not yet granted the initial award to the named executive officers.  When granted, each initial award will be subject to the Company’s 2023 Stock Incentive Plan (such plan, as it may be amended and/or restated, the “2023 Plan”) and an applicable award agreement which shall contain such terms and conditions as may be determined by the Board and/or the Committee.  Following the grant of the initial award, during the employment agreement term, each executive will be eligible to participate in the 2023 Plan on such terms and conditions as may be determined by the Board and/or the Committee in its or their discretion.

Other Benefits

The named executive officers are entitled to participate in employee benefit plans for which they are eligible of Volato and Volato Group provided for all employees of the two companies, such as a 401(k) plan, life insurance, group health insurance and disability insurance. All benefit plans are subject to change at the Company’s discretion.

Term, Termination and Severance; Restrictive Covenants

Each employment agreement has a one-year term commencing upon the Closing of the Business Combination, with automatic renewal for an additional six-month period, unless either party provides 30 days’ notice not to renew. In the event employment is terminated by Volato or Volato Group without “Cause” or by the named executive officer for “Good Reason,” Volato or Volato Group, as applicable, will pay the following severance payments and benefits: (i) for each named executive officer, an amount equal to one (1) times the sum of such officer’s then-current base salary, payable on the regular payroll dates of Volato or Volato Group, as applicable, over a period of 12 months following termination, and (ii) reimbursement for the cost of COBRA premiums or other health insurance that the named executive officer may elect for such officer and eligible dependents for up to 12 months or until such officer is no longer eligible to receive COBRA continuation coverage or otherwise covered by other sources. If the named executive officer is not a participant in a health insurance plan offered by the Volato or Volato Group, as applicable, the companies will reimburse for a portion of the reasonable and documented monthly premium paid by the named executive officer to maintain different health insurance, in an amount no greater than the reimbursement under COBRA continuation coverage.

For purposes of the employment agreements, the term “Cause” means the occurrence of any of the following by the named executive officer, which is not cured (if capable of cure) within 20 days after receipt of written notice from Volato or Volato Group, as applicable: (i) willful or material failure to perform duties (other than a failure resulting from incapacity due to physical or mental illness); (ii) willful failure to comply with any valid and legal directive of the Board or CEO; (iii) dishonesty, illegal conduct or other misconduct, which is, in each case, materially injurious to Volato or Volato Group, as applicable, or their affiliates; (iv) embezzlement, misappropriation or fraud, whether or not related to employment; (v) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (vi) material violation of the written policies or codes of conduct of Volato or Volato Group; (vii) material breach of any written agreement with Volato or Volato Group; (viii) conduct that brings or is reasonably likely to bring the Companies negative publicity or into public disgrace, embarrassment or disrepute; or (ix) the knowing misstatement of the financial records of Volato or Volato Group or complicit actions in respect thereof, or knowing failure to disclose material financial or other information to the Board.

In addition, the term “Good Reason” means, without the named executive officer’s consent, the occurrence of any of the following, which is not cured by Volato or Volato Group, as applicable, within 30 days after its receipt of written notice provided within 15 days of the existence of any such event: (i) a material reduction in base salary (other than a reduction that affects all similarly situated executives in substantially the same proportions); (ii) a material and adverse breach by Volato or Volato Group, as applicable, of any material provision of the employment agreement; (iii) a material and adverse change in title, authority, duties, reporting relationships or responsibilities (other than temporarily while the named executive officer is physically or mentally incapacitated). If employment is not terminated for Good Reason within sixty (60) days after the first occurrence of the applicable grounds, then the named executive officer will be deemed to have waived the right to terminate for Good Reason with respect to such grounds.

If the named executive officer’s employment is terminated due to “Disability,” Volato or Volato Group, as applicable, will pay, in addition to any other accrued or vested payments or benefits, (i) a severance payment equal to 1 times the sum of such officer’s then-current base salary, payable on the regular payroll dates of Volato or Volato Group, as applicable, over a period of 12 months beginning with the first regular payroll payment date that occurs on or after sixty (60) days following termination. Under the employment agreements, the term “Disability” means the inability to perform the essential duties of the position, with or without any reasonable accommodations, because of mental or physical illness, injury, impairment or incapacity for a period in excess of ninety (90) consecutive days in any calendar year.

Each employment agreement provides that Volato Group’s and Volato’s obligation to pay any severance benefits (other than certain accrued amounts) is contingent upon the executive’s compliance with a covenants agreement entered into between the Company and the executive containing certain restrictive covenants, employee invention assignment and confidentiality agreements (each such agreement, as it may be amended and/or restated, the “Covenants Agreement”), and any other restrictive covenants that are applicable to the executive. All such payments and benefits are also conditioned upon the execution and non-revocation of a release of claims in the favor of Volato or Volato Group, as applicable, within 60 days following termination of employment.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes the outstanding equity awards held by our Name Executive Officer (the “NEO”) as of December 31, 2023.

	Option Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Matthew Liotta	146,901		$0.16	03/10/2027
Keith Rabin	-	31,442	$8.40	11/26/2033
	242,657	-	$0.14	11/15/2032
	239,053(1)	-	$0.14	05/18/2032
Nicholas Cooper	-	-	-	-

(1)	This grant was subsequently cancelled without any exercises and was replaced by the option for 242,657 shares.

DIRECTOR COMPENSATION

Other than with respect to Matthew Liotta, our Chair and CEO, and Nicholas Cooper, our Chief Commercial Officer, each of whose compensation as such is reflected on the Summary Compensation Table above, the table below details the compensation paid to our directors for their service as a director during the fiscal year ended December 31, 2023. Commencing in 2024, the Board adopted a director compensation policy applicable to Volato Group directors. Under the policy, the Company will pay each non-employee director $57,500 in cash for his or her service for 2024. Also, the Chair of the Board or, if the Chair is an employee, the Lead Independent Director, will receive an additional annual retainer of $50,000. The chairs of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will receive an annual committee chair's fee of $20,000, $14,500 and $10,000, respectively, payable in cash, and each non-chair member of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will receive an annual committee member’s fee of $10,000, $6,125 and $5,000, respectively, payable in cash.  The cash compensation generally is payable in quarterly installments, and adjusted on a pro rata basis in the event that service as a director, Board committee member, Board committee chair, Board chair or lead independent director commences or terminates during the course of a calendar year. As described below, the non-employee directors received cash fees for their service on the post-Business Combination Volato board of directors during the fiscal year ended December 31, 2023.  Mr. Liotta and Mr. Cooper do not receive fees for service on the Board.

Name	Cash Fees ($)	Option awards ($)(1)	Total ($)
Joan Sullivan Garrett(2)	8,958	-	8,958
Michael D. Nichols(3)	6,972	-	6,972
Peter Mirabello(4)	6,042	-	6,042
Dana Born(5)	7,292	-	7,292
Katherine Arris Wilson(6)	7,385	-	7,385
Robert George(7)	-	156,700	156,700

(1)
Represents the aggregate grant date fair value of option awards granted under the Volato 2021 Equity Incentive Stock Plan during the 2023 fiscal year, calculated in accordance with Financial Accounting Standards Board ASC Topic 718-Stock Compensation and using the assumptions contained in Note 12 to the financial statements included elsewhere herein.

(2)	As of December 31, 2023, Ms. Garret held options to purchase 16,608 shares of our common stock. Ms. Garrett’s service to the board ended on April 17, 2024.
(3)	As of December 31, 2023 Mr. Nichols held options to purchase 44,069 shares of our common stock.
(4)	Mr. Mirabello’s service to the board began on December 1, 2023 and ended on April 17, 2024.
(5)	Dr. Born’s service to the board began on December 1, 2023. Dr. Born’s service to the board ended on April 18, 2024.
(6)	Ms. Arris-Wilson’s service to the board began on December 1, 2023. Ms. Arris-Wilson’s service to the board ended on April 18, 2024.
(7)
Mr. George’s board service was to pre-Business Combination Volato, Inc. and ended upon the Closing of the Business Combination. Mr. George was awarded options with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of $156,700 on June 8, 2023; these options expired by their terms without any exercise thereof.

Additionally, other than Matthew Liotta, our Chair and CEO, and Nicholas Cooper, our Chief Commercial Officer, each of whose compensation is reflected on the Summary Compensation Table above, the directors of pre-Business Combination Volato, Inc. included independent directors Joan Sullivan Garrett, Michael D. Nichols, and Robert George (whose Board service ended upon the Closing of the Business Combination). These directors earned cash compensation for their service as a director during the fiscal year ended December 31, 2023 in the following annualized amounts, calculated on a pro-rated basis from April 1, 2023 (or later start of service date) to December 31, 2023 or earlier end of service and to be paid in one lump sum no later than April 30, 2024.: $57,500 for his or her Volato, Inc. board service; an additional $50,000 for service as Chair of the board starting on July 1, 2023; an additional $14,500 for service as chair of the Compensation Working Group Committee, a committee appointed by the board to evaluate director and executive officer compensation; and an additional $6,125 for service as a member of the Compensation Working Group Committee. Ms. Garrett received $68,125 for services as (i) a board member from April 1, 2023 through December 31, 2024, (ii) chairperson from July 1, 2023 through December 31, 2023, and (iii) a member of the compensation working group from April 1, 2023 through December 31, 2023. Director Nichols   served as (i) a board member from April 1, 2023 through December 31, 2024, and (ii) Chairperson and member of the Compensation Working Group Committee from July 1, 2023 through December 31, 2023, earning $58,594; and Mr. George joined on July 1, 2023 and served as a member of the Compensation Working Group Committee from July 1, 2023 through December 2, 2023, earning $26,510.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to Volato Group regarding the beneficial ownership of common stock upon the Closing by:
•	each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;
•	each of Volato Group’s named executive officers and directors; and
•	all of Volato Group’s named executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and rights that are currently exercisable or exercisable within 60 days.

The beneficial ownership of common stock is based on 29,258,087 shares of common stock issued and outstanding as of April 17, 2024.

Name of Beneficial Owner	Number of shares of Common Stock Beneficially Owned	Percentage of shares of outstanding Common Stock
Greater than 5% Stockholders:
PROOF Acquisition Sponsor I, LLC(1)	5,507,813	18.82%
Vellar Opportunities Fund Master, Ltd.(2)	1,512,946	5.17%

Named Executive Officers and Directors:(3)
Matthew Liotta(4)	5,026,332	17.18%
Nicholas Cooper(5)	3,466,153	11.85%
Keith Rabin(6)	271,162	*
Christopher Burger(7)	8,813	*
Fred Colen	-	*
Michael Nichols(8)	44,069	*
All directors and named executive officers as a group (6 individuals)	8,816,529	30.13%

* Less than 1%.
(1)	The business address of this beneficial owner is 11911 Freedom Drive, Suite 1080 Reston, VA 20190. 16,421 of its shares were forfeit to PACI in connection with the closing of the Business Combination.
(2)
The shares beneficially owned by Vellar Opportunities Fund Master, Ltd. (“Vellar”) include shares with shared voting and dispositive power with each of the following affiliates of Vellar: Cohen & Company LLC, Cohen & Company Inc. and Lester Brafman. The business address of each of these owners is 3 Columbus Circle, Suite 2400, New York, New York 10019.  The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2024.

(3)	The business address of each of our officers and directors is 1954 Airport Road, Suite 124, Chamblee, Georgia 30341.
(4)
Mr. Liotta beneficially owns (i) 3,466,153 shares of common stock held by Argand Group LLC in which Mr. Liotta holds shared voting and dispositive power, (ii) 1,322,118 shares of common stock held by PDK Capital, LLC in which Mr. Liotta has sole voting power and shares dispositive power with his spouse, Jennifer. Liotta, (iii) 3,000 shares of common stock, (iv) 146,901 shares of common stock underlying options exercisable, (v) 20 shares of common stock held by Ms. Liotta, and (vi) 88,140 shares of common stock underling options exercisable held by Ms. Liotta.

(5)	Mr. Cooper beneficially owns 3,466,153 shares of common stock held by Hoop Capital LLC in which Mr. Cooper holds shared voting and investment power.
(6)	Mr. Rabin beneficially owns 271,162 shares of common stock underlying options exercisable.
(7)	Mr. Burger beneficially owns 8,813 shares of common stock underlying options exercisable.
(8)	Mr. Nichols beneficially owns 44,069 shares of common stock underlying options exercisable.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Amended and Restated Registration Rights and Stockholder Rights Agreement

On December 1, 2023, PACI and certain funds and accounts related to Blackrock, Inc. entered into the Amended and Restated Registration Rights and Stockholder Rights Agreement (the “Registration Rights Agreement”), which became effective on the Closing Date. Pursuant to the Registration Rights Agreement, we agreed to use commercially reasonable efforts to file a registration statement under the Securities Act to permit the resale of shares of common stock held by the other parties to the Registration Rights Agreement within 45 days of the Closing Date and to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after the filing thereof.

Lock-Up Agreements

On the Closing Date, in connection with the Closing, Volato Group entered into Company Stockholder Lock-Up Agreements with each of Volato Group and each of PACI, Michael W. Zarlenga, Lisa Suennen, Steven P. Mullins, John C. Backus, Jr., Coleman Andrews, Thanasis Delistathis, Mark D. Lerdal, Argand Group, Athollo Rocket Holdings, LLC, Bruddy, LLC, Dega Family Holding, LLC, Hoop Capital LLC, Liotta Family Office, LLC, PDK Capital, LLC, and The Bailey Financial Group, LLC (the “Stockholder Parties” and the “Lock-Up Agreements”). Under the terms of the Lock-Up Agreements, the Stockholder Parties agreed, subject to certain customary exceptions, that during the period that is the earlier of (i) the date that is 180 days following the Closing Date and (ii) the date specified in a written waiver of the provisions of the Lock-Up Agreements duly executed by PASI and Volato Group, not to dispose of, directly or indirectly, any shares of common stock subject to their respective Lock-Up Agreement, or take other related actions with respect to such shares. The shares of common stocksubject to the Lock-Up Agreements include all such shares held by the Stockholder Parties.

Pre-Business Combination Related Party Transactions of Volato

In addition to the director and executive officer compensation arrangements discussed above under “Executive Compensation” and” Director Compensation,” the following is a description of transactions since January 1, 2023 to which we have been or are to be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 2% of our total assets averaged across the last two most recently completed fiscal years, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Founder Shares

On February 20, 2021, Argand Group, LLC (“Argand”) and Hoop Capital, LLC (“Hoop”), owned by Matthew Liotta and Nicholas Cooper, respectively, each purchased 3,932,500 shares of Volato’s common stock for an aggregate purchase price of $30,000, or approximately $0.0038 per share, pursuant to a Founders’ Stock Purchase Agreement. On November 15, 2022, Volato effected a two-for-one stock split for each outstanding share of its capital stock, resulting in an increase in the total number of shares of common stock held by each of Argand and Hoop from 3,932,500 to 7,865,000. On July 21, 2023, in connection with the issuance of Series A-1 Preferred Stock at a purchase price of $10.00 per share, Volato effected a reverse stock split pursuant to which each outstanding share of its common stock was reclassified as 0.434159 shares, in order to bring the price per share to a valuation comparable to the Series A-1 Preferred Stock, resulting in each of Argand and Hoop holding 3,414,660 shares of common stock.

Convertible Notes and Conversion into Preferred Stock

In April 2022, Volato’s board authorized an offering of convertible notes designated Series CN-001, up to an aggregate principal amount of $20.0 million (the “CN-001 Notes”), bearing interest at a rate of 5% per annum, with all principal and interest payable in kind at maturity or upon an earlier equity financing of not less than $10.0 million (a “Qualified Financing”) or other conversion event described in the CN-001 Notes. In a conversion pursuant to a Qualified Financing, the CN-001 Notes provide for a 15% conversion price discount and $80.0M conversion valuation cap.

In February 2023, Volato’s board authorized a Series CN-002 convertible note offering up to an aggregate principal amount of $25.0 million (the “CN-002 Notes”), bearing interest at a rate of 4% per annum commencing July 1, 2023, with all principal and interest due at maturity or payable in kind upon an earlier Qualified Financing or other conversion event described in the CN-002 Notes. In a conversion pursuant to a Qualified Financing, the CN-002 Notes provide for a 10% conversion price discount.

On July 21, 2023, Volato consummated a Qualified Financing (the Series A Preferred Stock offering described elsewhere herein), pursuant to which the CN-001 Notes converted into Series A-2 Preferred Stock at a conversion price of $5.982 per share and the CN-002 Notes converted into Series A-3 Preferred Stock at a conversion price of $9.00 per share.

Below are details of convertible notes issued to related persons in the Series CN-001 and CN-002 convertible note offerings, along with details of their conversion:
•
$3.0 million CN-001 Note issued to Liotta Family Office, LLC, which is 60% owned by Dennis Liotta (Matthew Liotta’s father), 20% owned by John Liotta (Matthew Liotta’s brother), and 20% owned by Matthew Liotta. The note accrued $165,616 in interest and converted into 529,190 shares of Series A-2 Preferred Stock, which is equal to 537,170 shares of common stock.

•
$1.0 million CN-001 Note issued to the Matthew D. Liotta 2021 Trust dated January 21st, 2021. The note accrued $27,397 in interest and converted into 171,748 shares of Series A-2 Preferred Stock, which is equal to 174,338 shares of common stock.

•
$6,001,407.00 CN-002 Note issued to Dennis Liotta, pursuant to the conversion of the Revolving Line of Credit described under “Working Capital Loans.” The note accrued $11,181 in interest and converted into 678,139 shares of Series A-3 Preferred Stock.

Working Capital Loans

Revolving Line of Credit

In December 2021, Dennis Liotta (Matthew Liotta’s father) extended a revolving line of credit providing Volato up to $8.0 million in financing pursuant to a loan agreement and promissory note (the “Liotta 2021 Note”) secured by all of Volato’s assets. The highest principal balance owed under the Liotta 2021 Note was $6.0 million in 2021, with $42,945 interest paid in 2021 and $15,111 interest payable in 2021. In 2022, the highest principal balance was $5.15 million with $490,650 of interest payable.

The Liotta 2021 Note matured by its terms on January 1, 2023. On March 15, 2023, the parties agreed to exchange the $5,321,406.75 in principal and interest then outstanding under the Liotta 2021 Note, plus a default satisfaction fee in the amount of $680,000, for a CN-002 Note in the principal amount of $6,001,407 on terms equal to other investors in the CN-002 Note offering.

Term Loan

In March 2023, in connection with the Liotta 2021 Note satisfaction negotiations, Dennis Liotta loaned Volato an additional $1.0 million pursuant to an unsecured term note bearing ten percent (10%) annual interest with a maturity date of March 31, 2024. This note has been repaid as of April 1, 2024.

Volato separately paid Dennis Liotta’s legal fees related to the Term Loan and satisfaction of the Liotta 2021 Note, in the amount of $31,887.

Employment of Immediate Family Members

Ms. Jennifer Liotta is the spouse of Matthew Liotta, our Chief Executive Officer and Chair, and is employed as the Company’s General Counsel.  Ms Liotta received total compensation of $160,000 in 2023.  Ms. Liotta’s compensation was established by the Company in accordance with its compensation practices and without the involvement of Matthew Liotta.

Mr. John Liotta is the brother of Matthew Liotta, our Chief Executive Officer and Chair, and is employed as the Company’s Executive Vice President of Corporate Development.  Mr Liotta received total compensation of $122,500 in 2023.  Mr. Liotta’s compensation was established by the Company in accordance with its compensation practices and without the involvement of Matthew Liotta.

Leases and Commercial Agreements

Aircraft Lease and Charter Services

As part of Volato’s aircraft ownership program, G C Aviation leases a HondaJet HA-420 aircraft from Volato 158, LLC (“V158”), which is 25% owned by DCL H&I, LLC (“DCL”). Dennis Liotta (Matthew Liotta’s father) and his spouse own 100% of DCL. Under the terms of an aircraft dry lease, V158 pays G C Aviation a monthly management fee of $38,000, and GC Aviation pays V158 an hourly rental rate of $1,000 per revenue flight hour. The lease expires on August 20, 2026.

In connection with the V158 lease, G C Aviation provides Charter services to DCL on its fleet of HondaJets, pursuant to a services agreement. The agreement was in the normal course of business and terms were similar to those of Volato’s other customers who are members of V158 as of 2021.

Hangar Sublease and Personnel Services

Previously, Volato leased hangar and office space from Modern Aero, LLC (“Modern Aero”), a Florida limited liability company that operates a flight school at the Northeast Florida Regional Airport in St. Augustine, Florida. Matthew and Jennifer Liotta hold a majority interest in Modern Aero. Volato paid $3,800 per month in rent under a month-to-month lease arrangement. This relationship has been terminated as of July 31, 2023.

During 2022 and until July 31, 2023, Volato provided payroll and benefits for several Modern Aero flight instructors and maintenance personnel, for which Modern Aero agreed to reimburse Volato at cost. In January 2024, Volato waived reimbursement of these costs in exchange for the assignment of the hangar lease.

Pre-Business Combination Related Party Transactions of PACI

Founder Shares

On March 31, 2021, the Sponsor received 5,750,000 of Founder Shares for a payment of $25,000 made on May 4, 2021. On November 30, 2021, the Company effected a 1.2:1 stock split for each outstanding share of Class B common stock, resulting in the Sponsor holding an aggregate number of 6,900,000 Founder Shares. As of September 30, 2023 and December 31, 2022, there was 6,900,000 shares of Class B common stock issued and outstanding, of which 6,591,800 are held by our Sponsor and the PROOF.vc SPV, and the remaining 308,200 are held by BlackRock as of the date of the prospectus. The number of Founder Shares outstanding was determined based on the Company’s expectation that the total size of the IPO would be a maximum of 27,600,000 Units if the underwriter’s over-allotment option was exercised in full, and therefore, that the Founder Shares would represent 20% of the outstanding shares after the IPO. The underwriter exercised its over-allotment option in full on December 3, 2021.

The Sponsor and Blackrock agreed, subject to limited exceptions, not to transfer, assign, or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date on which we complete a liquidation, merger, capital stock exchange, or other similar transaction after the initial Business Combination that results in all of the stockholders having the right to exchange their Class A common stock for cash, securities, or other property; except to certain permitted transferees and under certain circumstances. Any permitted transferees will be subject to the same restrictions and other agreements with respect to any Founder Shares. Notwithstanding the foregoing, if (1) the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if we consummate a transaction after the initial Business Combination which results in the stockholders having the right to exchange their shares for cash, securities, or other property, the Founder Shares will be released from the lock-up.

Private Placement Warrants

Simultaneously with the closing of the IPO, we consummated the Private Placement of 15,226,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor and Blackrock, generating proceeds of $15,226,000.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Business Combination period, the Private Placement Warrants will expire worthless.

The purchasers of the Private Placement Warrants agreed, subject to limited exceptions, not to transfer, assign, or sell any of their Private Placement Warrants (except to permitted transferees) until 30 days after the completion of the initial Business Combination.

Related Party Loans

On March 31, 2021, the Company, as maker, issued an unsecured promissory note to our Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2022 or (ii) the consummation of the IPO. In 2021, the Company borrowed $110,000 on this note, which was subsequently repaid from the proceeds of the IPO on December 6, 2021.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If we complete a Business Combination, we may repay the Working Capital Loans out of the proceeds of the Trust Account released to us. Otherwise, the Working Capital Loans could be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lenders’ discretion, up to $1.5 million of the Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2023 and December 31, 2022, we had no borrowings under the Working Capital Loans.

Pursuant to the terms of our Current Charter and the Trust Agreement entered into between us and Continental Stock Transfer & Trust Company, in order to extend the time available for us to consummate our initial Business Combination, our Sponsor or its affiliates or designees, upon five days advance notice to us prior to the applicable deadlines, must deposit into the Trust Account the lessor of $160,000 or $0.04 per Public Share on or prior to the date of the applicable deadline for each of the available one month extension. A total deposit of $480,000 must be deposited to reach an aggregate Business Combination period extending to December 3, 2023 and the deposit may be made in cash or in the form of a non-interest bearing, unsecured promissory notes (“Extension Promissory Notes”). Neither our Sponsor nor its affiliates or designees is required to fund the initial extension, and if the initial extension is funded, neither our Sponsor nor its affiliates or designees is required to fund the second extension. The Extension Promissory Notes may be converted into warrants to purchase our Class A common stock, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. Extension Promissory Notes issued that are not converted to warrants will be non-interest bearing and payable upon the consummation of our initial Business Combination. If we complete our initial Business Combination, we would repay the Extension Promissory Notes out of the proceeds of the Trust Account released to us. If we do not complete a Business Combination, we will not repay the Extension Promissory Notes. Except for the foregoing, the terms of such Extension Promissory Notes, if any, have not been determined and no written agreements exist with respect to Extension Promissory Notes.

Administrative Services Agreement

We entered into an agreement to pay an affiliate of our Sponsor a total of $10,000 per month for office space, and secretarial and administrative services provided to members of our management team. Upon completion of the Business Combination or our liquidation, we will cease paying these monthly fees. We incurred $120,000 of such fees for the year ending December 31, 2022. Fees related to this arrangement were $10,000 from March 16, 2021 (inception) through December 31, 2021. We incurred $30,000 of such fees for the three months ended September 30, 2023 and 2022, respectively. We incurred $90,000 of such fees for the nine months ended September 30, 2023 and 2022, respectively. Effective November 15, 2023, the parties have agreed to terminate the administrative support agreement without any further obligations of the parties.

Related Party Transactions - Combined Company

Director and Officer Exculpation and Indemnification

The DGCL authorizes corporations to limit or eliminate the personal liability of directors or officers of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended Charter includes a provision that eliminates the personal liability of directors or officers for monetary damages for any breach of fiduciary duty as a director or officer to the fullest extent permitted under the DGCL (including to the extent that the DGCL may subsequently be amended to further expand the scope of permissible exculpation of directors or officers under Delaware Law).

Section 145(a) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer, of corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper. Under Section 145(c) of the DGCL, present and former directors, and certain present and former officers, that have been successful on the merits or otherwise in defense of any action, suit or proceeding referenced in Section 145(a) or 145(b) of the DGCL, or in defense of any claim, issue or matter therein, are entitled to mandatory indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Amended Bylaws provide that the Combined Company generally must indemnify the Combined Company’s directors and officers to the fullest extent authorized by the DGCL (except that the Combined Company is only obligated to indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Combined Company’s Board) and advance expense to the Combined Company’s directors and officers in the defense of actions, suits, or proceedings arising by reason of the fact of their corporate status. The Combined Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Combined Company directors, officers, and certain employees for some liabilities. The Combined Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Amended Charter and Amended Bylaws may discourage stockholders from bringing lawsuits against directors and officers for any alleged breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative or other litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Combined Company and/or its stockholders. In addition, your investment may be adversely affected to the extent the Combined Company pays the costs of the legal and other expenses of, and settlement and damage awards against directors and officer pursuant to these indemnification advancement provisions or to the extent that any current or former director or officer is exculpated from liability under these provisions.

There is currently no pending material litigation or proceeding involving any of the Combined Company’s directors, officers, or employees for which indemnification is sought.

Policies and Procedures for Related Party Transactions

Our audit committee reviews and approves all reimbursements and payments made to any initial stockholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board, with any interested director abstaining from such review and approval.

No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, officers or directors who owned our shares of common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Our code of ethics, which we have adopted, requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by our Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 in any calendar year or 2% of our total assets averaged across the last two most recently completed fiscal years; (2) we or any of our subsidiaries are a participant; and (3) any (a) executive officer, director or nominee for election as a director, (b) beneficial owner greater than 5% of our common stock or any other class or series of our securities, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform their work objectively and effectively. Conflicts of interest may also arise if a person, or a member of their family, receives improper personal benefits as a result of their position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us on the one hand, and any of our officers and directors or their respective affiliates on the other hand, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not approve any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors and officers questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the initial business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render to effectuate, the consummation of an initial business combination.

PROPOSAL 2: APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

Overview

On April 26, 2024, the Board of Directors adopted, subject to the approval of our stockholders, the Volato Group, Inc. Employee Stock Purchase Plan (such plan, as it may be amended, the “ESPP”).  If approved by the stockholders, the ESPP will become effective upon the date of stockholder approval, that is, the date of the Annual Meeting (such proposal, the “ESPP Proposal”). We believe that the adoption of the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock and will enable us to attract, retain and motivate valued employees.

Summary of the Material Provisions of the ESPP

The following description of certain provisions of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached to this proxy statement as Annex A. The ESPP includes a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “423 Component”) and a component that is not intended to qualify as an employee stock purchase plan under Section 423.

The ESPP authorizes the issuance of 2,900,000 shares of Common Stock. If our capital structure changes because of a stock dividend, subdivision of outstanding shares or similar event, or due to other events as described in the ESPP, the number of shares that can be issued under the ESPP will be appropriately adjusted. The market value of our common stock as reported on the NYSE American on April 26, 2024 was $1.81.

The ESPP will be administered by the Compensation Committee or the Board (collectively, the “Administrator”). The Administrator will have full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable.

Any of our employees and any of our subsidiaries’ employees who have been designated to participate in the ESPP are eligible to participate in the ESPP so long as the employee is customarily employed for more than 20 hours a week. No person who owns or holds, or as a result of participation in the ESPP would own or hold, shares of our common stock or options to purchase shares of our common stock, that together equal to 5% or more of total combined voting power or value of all classes of our capital stock or any parent or subsidiary is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase shares of our common stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year, and, in addition, in no event may a participant acquire in any calendar year more than 2,500 shares upon the exercise of any options.

Participation in the ESPP is limited to eligible employees who authorize payroll deductions equal to a whole percentage of base pay to the ESPP. Employees may authorize payroll deductions, with a minimum of one percent of base pay and a maximum of 10% of base pay. As of the date of this proxy statement, there are currently approximately 300 employees who may be eligible to participate in the ESPP. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.

Unless otherwise determined by the Compensation Committee, each offering of our common stock under the ESPP will be for a period of 24 months, which we refer to as an “offering period.” Each offering will consist of one or more purchase periods. Offerings under the ESPP will generally begin on the first trading day occurring on or after each September 1 and will end on the last trading day occurring on or before the August 31 that is two years later. Unless the Administrator determines otherwise, each offering will be divided into four purchase periods. Shares are purchased on the last business day of each purchase period, with that day being referred to as an “exercise date.” The Administrator may establish different offering periods or exercise dates under the ESPP.

Unless as otherwise determined by the Administrator, participants will only be permitted to participate in one offering at a time. Unless the Administrator, in its sole discretion, chooses otherwise prior to an offering date, and to the extent an offering has more than one purchase period and to the extent permitted by applicable law, if the fair market value of our common stock on any exercise date in an offering is lower than the fair market value of our common stock on the offering date, then all participants in such offering automatically will be withdrawn from such offering immediately after the exercise of their option on such exercise date and automatically re-enrolled in the immediately following offering as of the first day thereof and the preceding offering will terminate.

On the exercise date of each purchase period, the employee is deemed to have exercised the option, at the exercise price for the lowest of (i) a number of shares of our common stock determined by dividing such employee’s accumulated payroll deductions or contributions on such exercise date by the exercise price; (ii) a number of shares of our common stock determined by dividing $25,000 by the fair market value of our common stock on the first day of the offering; or (iii) such lesser number as established by the Administrator in advance of the offering. The exercise price is equal to the lesser of (i) 85% the fair market value per share of our common stock on the first day of the offering period or (ii) 85% of the fair market value per share of our common stock on the exercise date.

In general, if an employee is no longer a participant on an exercise date, the employee’s option will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

Except as may be permitted by the Administrator in advance of an offering, a participant may not increase or decrease the amount of his or her payroll deductions during any purchase period but may increase or decrease his or her payroll deduction with respect to the next purchase period by filing a new enrollment form at least 15 business days before the next purchase period. A participant may also increase or decrease the amount of his or her payroll deductions with respect to the next offering period by filing a new enrollment form at least 15 business days before such offering period. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. An employee’s withdrawal will be effective as of the beginning of the next payroll period immediately following the date that the plan administrator receives the employee’s written notice of withdrawal under the ESPP.

In the case of and subject to the consummation of a “sale event” (as defined in the ESPP), the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, may take any such actions as it determines to be appropriate to prevent dilution or enlargement of benefits, including but not limited to the following: (a) provide for either (i) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such option had such option been currently exercisable or (ii) the replacement of such outstanding option with other options or property selected by the Administrator in its sole discretion; (b) provide that the outstanding options under the ESPP will be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) make adjustments in the number and type of shares of our common stock (or other securities or property) subject to outstanding options under the ESPP and/or in the terms and conditions of outstanding options and options that may be granted in the future; (d) provide that the offering and any applicable purchase period with respect to which an option relates will be shortened by setting a new exercise date on which such offering or applicable purchase period will end; and (e) to provide that all outstanding options shall terminate without being exercised and all amounts in the accounts of participants shall be promptly refunded.

The ESPP will automatically terminate on the 10-year anniversary of the ESPP effective date. The Board of Directors may, in its discretion, at any time, terminate, suspend or amend the ESPP.

New Plan Benefits

Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the ESPP in the future are not determinable and no awards have been granted that are contingent on stockholder approval of the ESPP.

Summary of Federal Income Tax Consequences

The following is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

The ESPP is intended to comply with Section 423 of the Internal Revenue Code. A participant in the ESPP generally recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition,” the participant will generally realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will generally be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) the excess of the fair market value of the shares at the time the option was granted over the amount paid and (2) the excess of the amount actually received for the shares of our common stock over the amount paid. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

Although the ESPP is intended to comply with Section 423 of the Internal Revenue Code, the Administrator may authorize offerings that are not intended to comply with Section 423 of the Internal Revenue Code, in which case different tax consequences will apply. In this case, upon the purchase of shares under the ESPP, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid by the employee for such shares, and the Company will be entitled to a corresponding deduction for federal income tax purposes. In addition, upon the disposition of such shares, the employee will recognize a capital gain or loss in an amount equal to the difference between the selling price of such shares and the fair market value of such shares on the date of purchase.

We or our subsidiaries will generally be entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, neither us nor our subsidiaries will be allowed a deduction.

Voting Requirement to Approve Proposal

A majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Annual Meeting, assuming that a quorum is present, is required to approve the ESPP Proposal. Failure to vote by proxy or to vote online at the Annual Meeting or an abstention from voting will have no effect on the outcome of the vote on the ESPP Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

"FOR"

THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL.

(PROPOSAL 2 ON YOUR PROXY CARD)

Equity Compensation Plan Information

The following table provides information with respect to the equity securities that are authorized for issuance under the Company’s compensation plans as of December 31, 2023:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation (#)
Equity Compensation Plans Approved by Security Holders	2,359,922(1)	1.31	5,608,690(2)
Equity Compensation Plans Not Approved by Security Holders
Total	2,359,922	1.31	5,608,690

(1)
Represents the total number of shares to be issued upon exercise of outstanding options under the Company’s 2021 Equity Incentive Stock Plan.  As of the date hereof, no securities have been issued pursuant to the Company’s 2023 Stock Incentive Plan.

(2)
Represents the total number of shares available for future issuance under the Company’s 2023 Stock Incentive Plan; no shares remain available for future issuance under the Company’s 2021 Equity Incentive Stock Plan.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Rose, Snyder & Jacobs LLP, independent registered public accounting firm, has been selected by the audit committee as auditors for the Company for the fiscal year ending December 31, 2024.

On August 1, 2023, PROOF Acquisition Corp I, a Delaware corporation (our legal predecessor), entered into a definitive business combination agreement (the “Business Combination Agreement”) with PACI Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of PACI (“Merger Sub”), and Volato, Inc., (“Volato”). Pursuant to the terms of the Business Combination Agreement, a business combination between PACI and Volato, was effected through the merger of Merger Sub with and into Volato, with Volato, surviving the merger as a wholly-owned subsidiary of Volato Group. Rose, Snyder & Jacobs LLP has served as the independent registered public accounting firm for Volato since 2022. A representative of Rose, Snyder & Jacobs LLP is expected to attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The report of Rose, Snyder & Jacobs LLP on the financial statements of Volato Group as of December 31, 2023 and 2022 contains an explanatory paragraph relating to substantial doubt about the ability of Volato Group to continue as a going concern. The Company has incurred significant operating losses and negative cash flows from operations, during the year ended December 31, 2023, and has limited positive working capital on December 31, 2023. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s organizational documents do not require that the stockholders ratify the selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the audit committee will reconsider whether to retain Rose, Snyder & Jacobs LLP, but still may retain this firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Changes in Registrant’s Certifying Accountant

On December 5, 2023, the Audit Committee approved the engagement of Rose, Snyder and Jacobs LLP (“RSJ”) as Volato Group’s independent registered public accounting firm to audit Volato Group’s consolidated financial statements as of and for the period ending December 31, 2023. RSJ served as the independent registered public accounting firm of Volato prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), PACI’s independent registered public accounting firm prior to the Business Combination, was informed on December 5, 2023 that it would be replaced by RSJ as Volato Group’s independent registered public accounting firm, effective as of December 7, 2023.

The report of Marcum on PACI’s balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2022 and for the period from March 16, 2021 (inception) through December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph which noted that there was substantial doubt as to PACI’s ability to continue as a going concern due to the mandatory liquidation date of PACI being less than one year after the date the financial statements.

During the period from March 16, 2021 (inception), through December 31, 2022, and subsequent interim periods through December 7, 2023, there were no disagreements between PACI and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report covering such period.

During the period from March 16, 2021 (inception), through December 31, 2022, and subsequent interim periods through December 7, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act (“Regulation S-K”)), other than the material weakness in internal controls over financial reporting related to allocation of an expense for directors and officers liability insurance for which remediation was continuing.

During the period from March 16, 2021 (inception), through December 5, 2023, the date the Audit Committee approved the engagement of RSJ as Volato Group’s independent registered public accounting firm, neither PACI nor anyone on PACI’s behalf consulted with RSJ regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of PACI or Volato Group, and no written report or oral advice was provided to PACI by RSJ that RSJ concluded was an important factor considered by PACI or Volato Group in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of aggregate fees agreed to be paid by the Company for professional services rendered by Rose, Snyder & Jacobs LLP for the fiscal years ended December 31, 2023 and 2022:

	Year Ended December 31,
Fee Category	2023	2022
Audit Fees	$250,000	$110,000
Audit Related Fees	79,500	-
Tax Fees	-	-
Other Fees	-	-
Total	$329,500	$110,000

All audit fees relating to the audit for the fiscal years ended December 31, 2023 and 2022 were approved in advance by the audit committee. All audit and non-audit services to be provided by our independent auditors were, and will continue to be, pre-approved by the audit committee.

The audit committee has considered the nature and amount of fees billed by Rose, Snyder & Jacobs LLP and believes that the provision of services for activities unrelated to the audit was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors (the “Policy”) prior to the engagement of the independent auditors with respect to such services. Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent auditor’s independence. All services provided by our independent auditors in fiscal 2023 and 2022 were pre-approved by the Audit Committee.

Voting Requirement to Approve Proposal

For Proposal 3, a majority of the votes properly cast is required to ratify the appointment of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions and broker non-votes, if any, will have no impact on the outcome of this vote.  Stockholder ratification of the Audit Committee’s selection of RSJ as our independent registered public accounting firm for the year ending December 31, 2024 is not required by our By-Laws, or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of RSJ to our stockholders for ratification. If the selection of RSJ as our independent registered public accounting firm for the year ending December 31, 2024 is not ratified, the matter will be referred to the Audit Committee for further review.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

"FOR"

THE RATIFICATION OF THE SELECTION OF ROSE, SNYDER & JACOBS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

(PROPOSAL 3 ON YOUR PROXY CARD)

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee consists of two directors, each of whom are independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002 and operates pursuant to an Audit Committee charter that is reviewed annually by the Audit Committee and updated as appropriate. The Audit Committee charter is available on our web site at https://ir.flyvolato.com/corporate-governance/board-committees under the “Investor Relations” section.  At the time of the filing of our Annual Report on Form 10-K for the year ended December 31, 2023, Ms. Arris-Wilson, Ms. Born and Mr. Mirabello were the members of our Audit Committee. Between April 17 and April 18, 2024, each of Ms. Arris-Wilson, Ms. Born and Mr. Mirabello resigned as members of the Audit Committee and, on April 23, 2024, the Board of Directors appointed each of Mr. Colen and Mr. Burger as members of the Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

This report confirms that the Audit Committee, as composed prior to April 17, 2024: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management and the Company’s independent public accountants; (ii) discussed with the Company’s independent public accountants the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the Securities and Exchange Commission; (iii) received and reviewed the written disclosures and letter from the Company’s independent public accountants as required by the Public Company Accounting Oversight Board regarding the independent accountants’ independence; and (iv) discussed with the Company’s independent public accountants their independence from the Company.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Rose, Snyder & Jacobs LLP, as discussed above and disclosed elsewhere in this Proxy Statement, is compatible with maintaining their independence.

Based upon the above review and discussions, the Audit Committee, as composed prior to April 17, 2024, recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

Fred Colen, Chair

Christopher Burger

Katherine Arris-Wilson*

Dana Born*

Peter Mirabello*

* Former Committee Member.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to the 2024 Annual Meeting, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 31, 2024. Such proposals must be delivered to our Secretary at Volator Group, Inc., 1954 Airport Road, Suite 124 Chamblee, Georgia 30341. We also encourage you to submit any such proposals via email to investors@flyvolato.com.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also access any document we file with the SEC on our website at https://flyvolato.com/ under the “Investor Relations” menu.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 29, 2024. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

Our proxy materials, including our 2023 Annual Report, as filed with the SEC, are accessible free of charge on our website at www.bettertx.com under the “Investors Relations” menu. We will provide without charge upon written or oral request, paper copies of our proxy materials, including our 2023 Annual Report. Requests for such copies should be addressed to:

Volato Group, Inc.
1954 Airport Road, Suite 124
Chamblee, Georgia 30341
844-399-8998
Attention: Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting Volato Group, Inc., 1954 Airport Road, Suite 124, Chamblee, Georgia 30341, 844-399-8998, Attention: Secretary. We will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Secretary using the above contact information if he or she would like to receive separate proxy statements, Notice of Internet Availability and annual reports in the future. If you are receiving multiple copies of our annual reports, Notice of Internet Availability and proxy statements, you may request householding in the future by contacting our Secretary.

OTHER BUSINESS

The board of directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

APPENDIX A

VOLATO GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Volato Group, Inc. Employee Stock Purchase Plan (such plan, as it may be amended and/or restated, the “Plan”) is to provide eligible employees of Volato Group, Inc. (the “Company”) and each Designated Company (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, $0.0001 par value (the “Common Stock”). The Plan authorizes the issuance of up to 2,900,000 shares of Common Stock (subject to adjustment as provided in the Plan).  The Company hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Options (as defined in Section 8) granted hereunder.  In the event that any Option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such Option shall again be available for issuance under the Plan and shall not reduce the aggregate number of shares of Common Stock available for the grant of Options or the issuance of shares under the Plan.

The Plan includes two components: (i) a Code Section 423 Component (the “423 Component”) and (ii) a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Code Section 423(b), Options will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to comply with applicable laws, rules and regulations (“applicable law”) or in furtherance of tax and other objectives. Except as otherwise provided herein or by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

Unless otherwise defined herein, capitalized terms in this Plan shall have the meaning ascribed to them in Section 11.

1.          Administration. The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”), subject to the authority of the Board to administer the Plan in whole or in part. For the purposes herein, the “Administrator” shall refer to the Committee and/or the Board, as applicable. Committee members are intended to qualify as “independent directors” (or terms of similar meaning) if and to the extent required under applicable law. The Administrator has authority at any time to: (i) adopt, alter and repeal such documents, rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan, including to accommodate the specific requirements of applicable law and procedures in jurisdictions outside the United States; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants in the Plan. No member of the Board or the Committee or other individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. Subject to the terms of the Plan and applicable law, the Administrator may delegate ministerial duties to officers or other agents of the Company to assist with Plan administration, subject to such terms and conditions as may be determined by the Administrator.

2.        Offerings. The Company may make one or more offerings to eligible employees to purchase Common Stock under the Plan (each an “Offering,” and collectively, “Offerings”) consisting of one or more purchase periods (each, a “Purchase Period,” and collectively, “Purchase Periods”). Unless otherwise determined by the Administrator, an Offering will be 24 months long and (i) will begin on the first trading day occurring on or after each September 1st and (ii) will end on the last trading day occurring on or before August 31st that is two years later. The Administrator may, in its discretion, designate a different period for any Offering (which may be longer or shorter than 24 months) or a Purchase Period, provided that no Offering shall exceed 27 months in duration. Unless the Administrator otherwise determines, each Offering will be divided into four equal six-month Purchase Periods. Furthermore, unless as otherwise determined by the Administrator, Participants will only be permitted to participate in one Offering at a time. Notwithstanding the foregoing, the first Offering and the first Purchase Period under the Plan shall commence the first trading day occurring on or after September 1, 2024 unless the Administrator in its discretion determines otherwise. Unless the Administrator, in its sole discretion, chooses otherwise prior to an Offering Date (as defined below), and to the extent an Offering has more than one Purchase Period and to the extent permitted by applicable law, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering is lower than the Fair Market Value of the Common Stock on the Offering Date, then all participants in such Offering automatically will be withdrawn from such Offering immediately after the exercise of their Option on such Exercise Date and automatically re-enrolled in the immediately following Offering as of the first day thereof and the preceding Offering will terminate.  With respect to Offerings related to the 423 Component, the terms of each such Offering need not be identical, provided that the terms of the Plan and an Offering together satisfy Code Section 423 and related regulations; Offerings under the Non-423 Component need not satisfy such regulations.

3.        Eligibility. Except as otherwise determined by the Administrator in advance of an Offering, all individuals classified as employees on the payroll records of the Company and each Designated Company are eligible to participate (subject to proper enrollment) in any one or more of the Offerings under the Plan (i) provided that a Participant is not permitted to participate in multiple Offerings at the same time, unless otherwise determined by the Administrator, and (ii) provided further that, as of the first day of the applicable Offering (the “Offering Date”), each such employee is customarily employed by the Company or a Designated Company for more than 20 hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation.

4.           Participation.

(a)         Participants in the Offering. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form (in a form acceptable to the Company) to the Company or an agent designated by the Company in the manner described in Section 4(b) at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(b)        Enrollment. The enrollment form (which may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) will (i) state a whole percentage to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (ii) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (iii) contain such other information as may be required by the Company. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions or contributions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

(c)         Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of Code Section 423.

5.          Employee Contributions. Each eligible employee may authorize payroll deductions or contributions at a minimum of one percent (1%) and up to a maximum of 10 percent (10%) (in whole percentages) of such employee’s Compensation for each pay period or such other maximum as may be specified by the Administrator in advance of an Offering. The Company will maintain book accounts showing the amount of payroll deductions or contributions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions or contributions, except as may be required by applicable law. If payroll deductions or contributions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may require Participants to contribute to the Plan by such other means as determined by the Administrator. Any reference to “payroll deductions or contributions” in this Section 5 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 5.

6.        Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Purchase Period, but may increase or decrease his or her payroll deductions with respect to the next Purchase Period (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Purchase Period (or by such other deadline as shall be established by the Administrator for the Offering). A Participant may also increase or decrease his or her payroll deduction or contributions with respect to the next Offering (subject to the limitations of the Plan, including but not limited to Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction or contributions during an Offering.

7.         Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to the Company or an agent designated by the Company  in a form acceptable to the Company and in accordance with such procedures as may be established by the Administrator. The Participant’s withdrawal will be effective as soon as practicable following the Company’s receipt of the notice of withdrawal. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with the terms of the Plan, including but not limited to Section 4.

8.          Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase, on the last day of a Purchase Period (an “Exercise Date”), at the Option Price (as defined herein) for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions or contributions on such Exercise Date by the Option Price, (b) the number of shares of Common Stock determined by dividing $25,000 by the Fair Market Value of the Common Stock on the Offering Date for such Offering; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions or contributions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be the lesser of (i) 85 percent (85%) of the Fair Market Value (as defined in Section 11) per share of the Common Stock on the Offering Date or (ii) 85 percent (85%) of the Fair Market Value per share of Common Stock on the Exercise Date.

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Code Section 424(d) shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Common Stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time; and, further, without limiting the effect of the foregoing, (ii) in no event may a Participant acquire in any calendar year more than 2,500 shares upon the exercise of any Options. The purpose of the limitation in the subpart (i) of the preceding sentence is to comply with Code Section 423(b)(8) and shall be applied taking Options into account in the order in which they were granted.

9.           Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on an Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions or contributions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Unless otherwise determined by the Administrator in advance of an Offering, any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Purchase Period and, if such Exercise Date is the final Exercise Date of an Offering, will be carried forward to the next Offering; and any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

If a Participant has more than one Option outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Options under the Plan, and (ii) an Option with a lower Option Price (or an earlier granted Option, if different Options have identical Option Prices) shall be exercised to the fullest possible extent before an Option with a higher Option Price (or a later granted Option if different Options have identical Option Prices) shall be exercised.

10.         Issuance of Certificates. Certificates or book-entries at the Company’s transfer agent representing shares of Common Stock purchased under the Plan shall as promptly as practicable after exercise of an Option be issued to the employee or in the name of a broker authorized by the Company or by the employee to be his or her nominee for such purpose.

11.         Definitions.  In addition to other terms defined herein or in another applicable document, the following terms shall have the meanings provided below:

The term “Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with the Company.

The term “Compensation” means the amount of base pay, prior to salary reduction such as pursuant to Code Sections 125, 132(f) or 401(k), but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to Company stock options or other share-based awards, and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.

The term “Designated Company” means any present or future Affiliate or Subsidiary that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary or Affiliate, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders, and may further designate such companies or Participants as participating in the 423 Component or the Non-423 Component. The Administrator may also determine which affiliates or eligible employees may be excluded from participation in the Plan, to the extent consistent with Code Section 423 or as implemented under the Non-423 Component, and determine which Designated Company or Designated Companies will participate in separate Offerings (to the extent that the Company makes separate Offerings). For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided, however, that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component. The current list of Designated Companies is attached hereto as Appendix A and such list may be modified from time to time by the Administrator.

The term “Effective Date” means the date on which the Plan becomes effective as set forth in Section 27.

The term “Fair Market Value” per share of the Common Stock shall be established by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (i) if the shares of Common Stock are listed for trading on The NASDAQ Stock Market (“Nasdaq”), the New York Stock Exchange, Inc. (the “NYSE”) or another national or regional stock exchange, the Fair Market Value shall be the closing sales price per share of the shares on Nasdaq, the NYSE or other principal stock exchange on which such securities are listed on the date an Award is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on Nasdaq, the NYSE or another stock exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the valuation date, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the valuation date (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Options under the 423 Component, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Code Section 423; and (ii) with respect to the grant of Options under the Non-423 Component, Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

The term “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering then in progress.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Purchase Period” means a period of time within an Offering, as may be specified by the Administrator in accordance with Section 2, generally beginning on the Offering Date or the next day following an Exercise Date within an Offering, and ending on an Exercise Date. An Offering may consist of one or more Purchase Periods.

The term “Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Common Stock to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.       Rights on Termination or Transfer of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction or contributions will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, if permitted by the Administrator and valid under applicable law, to his or her designated beneficiary or to the legal representative of his or her estate as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Company, ceases to be a Subsidiary or Affiliate, or if the employee is transferred to any corporation other than the Company or a Designated Company. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment terminates with an immediate rehire (with no break in service) by, Designated Companies or a Designated Company and the Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Code Section 423. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component. For purposes of the Plan, an employment relationship will be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months (or any other period of time specified in Treasury Regulation Section 1.421-1(h)(2)) and the individual’s right to re-employment is not guaranteed by applicable law or contract, the employment relationship will be deemed to have terminated on the first day immediately following that three-month period (or any other period specified in Treasury Regulation Section 1.421-1(h)(2)). Nothing in the Plan or any Option shall affect the right of the Company, any Subsidiary or any Affiliate to terminate the employment or service of any employee.

13.        Special Rules and Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contributions by other means, establishment of bank or trust accounts to hold payroll deductions or contributions, payment of interest, conversion of local currency, obligation to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Code Section 423(b) the employees subject to such special rules or sub-plans will participate in the Non-423 Component.

14.        Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions or contributions from his or her pay shall result in such Participant becoming a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15.       Rights Not Transferable. Options and other rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and Options are exercisable during the Participant’s lifetime only by the Participant.

16.       Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.

17.       Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock (other than ordinary or regular cash dividends) or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event. In the case of and subject to the consummation of a Sale Event, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take such action as the Administrator determines is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan or to facilitate such transactions or events, including but not limited to the following:

(a)          to provide for either (i) termination of any outstanding Option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such Option had such Option been currently exercisable or (ii) the replacement of such outstanding Option with other options or property selected by the Administrator in its sole discretion;

(b)          to provide that the outstanding Options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)          to make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options under the Plan and/or in the terms and conditions of outstanding Options and Options that may be granted in the future;

(d)          to provide that the Offering and any applicable Purchase Period with respect to which an Option relates will be shortened by setting a New Exercise Date on which such Offering and applicable Purchase Period will end. The New Exercise Date will occur before the date of the Sale Event. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7 hereof; and

(e)          to provide that all outstanding Options shall terminate without being exercised and all amounts in the accounts of Participants shall be promptly refunded.

18.        Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the 423 Component of the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Code Section 423(b) or as required by applicable law.  In addition, the Board shall have unilateral authority to amend the Plan and any Option to the extent necessary to comply with applicable law or changes to applicable law.

19.        Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned (as determined by the Administrator) among Participants in proportion to the amount of payroll deductions or contributions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20.        Termination or Suspension of the Plan. The Plan may be terminated or suspended at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. Unless terminated earlier, the Plan shall automatically terminate on the ten-year anniversary of the Effective Date.

21.        Compliance with Law. The Company’s obligation to sell and deliver Common Stock or take any other actions under the Plan is subject to applicable law, including but not limited to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law, or under rulings or regulations of the SEC or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Common Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of such stock.

22.       Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles, and to applicable federal laws if and to the extent required.

23.        Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24.        Tax Withholding. Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary or Affiliate may withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any tax deductions or benefits attributable to the sale or disposition of Common Stock by such Participant. In addition, the Company or any Subsidiary or Affiliate may withhold from the proceeds of the sale of Common Stock or use any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company will not be required to issue any Common Stock under the Plan until such obligations are satisfied. Participants are solely responsible and liable for the satisfaction of all tax obligations, and the Company has no obligation to indemnify or otherwise hold any Participant harmless from any such tax obligations. The Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a  Participant or any other person.

25.         Notification Upon Sale of Shares under the 423 Component. Each Participant agrees, by participating in the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

26.        Code Section 409A Matters. The 423 Component is intended to be exempt from the application of Code Section 409A, and any ambiguities herein shall be interpreted to so be exempt from Code Section 409A. The Non-423 Component is intended to be exempt from the application of Code Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company, the Board, the Committee and its or their designees or agents shall have no liability to a Participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

27.       Effective Date and Approval of Shareholders. The Effective Date (the “Effective Date”) of the Plan shall be June 20, 2024, subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders within 12 months before or after the date the Plan is adopted by the Board.

28.        Equal Rights and Privileges.  Notwithstanding any other provision of the Plan to the contrary, all eligible employees who are granted Options with respect to the 423 Component shall have the same rights and privileges, except (i) that the amount of Common Stock which may be purchased by any employee under such Options shall bear a uniform relationship to the total compensation (or the basic or regular rate of compensation) of all employees, and (ii) to the extent otherwise determined by the Administrator in a manner in accordance with Code Section 423. All rules and determinations of the Administrator in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances unless otherwise determined by the Administrator in a manner in accordance with Code Section 423.

29.        Forfeiture and Recoupment.  The Administrator may require that any Option or shares of Common Stock issued under the Plan shall be subject to any forfeiture and/or recoupment (clawback) provisions under any Company policy, plan or arrangement or as required under applicable law.

30.        Miscellaneous Provisions.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. The Plan shall be binding upon the Company and its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.  Unless otherwise determined by the Administrator, in the event of a conflict between any Plan term and any term contained in documentation related to the Plan, the Plan shall control.

APPENDIX A

Designated Companies

Volato, Inc.

SCAN TO VIEW MATERIALS & VOTE VOLATO GROUP, INC. 1954 AIRPORT ROAD SUITE 124 CHAMBLEE, GEORGIA 3034 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form During The Meeting - Go to www.virtualshareholdermeeting.com/SOAR2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you call and then follow the instructions. OTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS V50996-P07184 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VOLATO GROUP, INC. For All Withhold For All To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Nicholas Cooper 02) Matthew Liotta The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Approve the Employee Stock Purchase Plan. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 3. Ratify the appointment of Rose, Snyder & Jacobs LLP as an independent registered public accounting firm for fiscal year ending December 31, 2024. NOTE: The proxies are authorized to vote on such other business as may properly come before meeting or any adjournment thereof. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. V50997-P07184 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VOLATO GROUP, INC. The stockholder hereby appoints Matthew Liotta and Mark Heinen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Volato Group, Inc. that the stockholder is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/SOAR2024 at 8:00 a.m., Eastern Time, on Thursday, June 20, 2024 or any adjournment or postponement thereof, with all powers which the stockholder would possess if present at the Annual Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3 AS WELL AS IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side)